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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 18, 1995

                     OCCIDENTAL PETROLEUM CORPORATION
          (Exact name of registrant as specified in its charter)






        DELAWARE                       1-9210           95-4035997
    (State or other jurisdiction    (Commission     (I.R.S. Employer
       of incorporation)            File Number)    Identification No.)



          10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
             (Address of principal executive offices)(ZIP code)

            Registrant's telephone number, including area code:
                              (310) 208-8800



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Item 5.   Other Events
-------   ------------
           Occidental Petroleum Corporation reported on October 18, 1995 net income of $139 million ($.36 per share) for the third quarter of 1995, compared with net income of $23 million ($.01 per share) for the third quarter of 1994. Sales were $2.6 billion for the third quarter of 1995, compared with $2.4 billion for the same period in 1994.

           Oil and gas divisional earnings for the third quarter of 1995 were $46 million, compared with earnings before special items of $24 million in 1994. The 1994 earnings, after a $16 million gain resulting from the sale of Occidental's producing operations in Argentina, were $40 million. The increase in 1995 operating earnings primarily resulted from higher worldwide crude oil production, partially offset by lower domestic natural gas prices.

           Natural gas transmission divisional earnings for the third quarter of 1995 were $54 million, compared with earnings of $53 million in 1994.

           Chemical divisional earnings for the third quarter of 1995 were $252 million, compared with earnings before special items of $154 million in 1994. The 1994 earnings, after a charge of $18 million for a plant closure reserve, were $136 million. The increase in 1995 operating earnings reflected the impact of improved profit margins for caustic soda and petrochemicals.

           Unallocated income taxes were $83 million in 1995, compared with $64 million in 1994. The increase in 1995 resulted primarily from the higher divisional earnings.

           For the first nine months of 1995, Occidental's net income totaled $504 million or $1.37 per share, compared with a net loss of $36 million for the first nine months of 1994. Sales were $8.0 billion for the first nine months of 1995, compared with $6.7 billion for the same period in 1994.

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SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                          Third Quarter           Nine Months
                                       ----------------      ----------------
Periods Ended September 30                1995     1994         1995     1994
==================================     =======  =======      =======  =======
DIVISIONAL NET SALES
   Oil and gas                         $   779  $   741      $ 2,240  $ 1,786
   Natural gas transmission                454      461        1,460    1,574
   Chemical                              1,325    1,202        4,253    3,313
   Other                                    (1)       -           (3)      (1)
                                       _______  _______      _______  _______

      Net sales                        $ 2,557  $ 2,404      $ 7,950  $ 6,672
==================================     =======  =======      =======  =======
DIVISIONAL EARNINGS
   Oil and gas                         $    46  $    40      $    76  $    69
   Natural gas transmission                 54       53          191      183
   Chemical                                252      136          913      223
                                       _______  _______      _______  _______
                                           352      229        1,180      475

UNALLOCATED CORPORATE ITEMS
   Interest expense, net                  (133)    (136)        (410)    (421)
   Income taxes (a)                        (83)     (64)        (281)     (69)
   Other                                     3       (6)          15      (21)
                                       _______  _______      _______  _______

NET INCOME(LOSS)                           139       23          504      (36)

Preferred dividends                        (24)     (20)         (70)     (56)
                                       _______  _______      _______  _______

Earnings(loss) applicable to
   common stock                        $   115  $     3      $   434  $   (92)
                                       =======  =======      =======  =======

EARNINGS(LOSS) PER COMMON SHARE
   Primary                             $   .36  $   .01      $  1.37  $  (.30)
                                       =======  =======      =======  =======
   Fully diluted                       $   .36  $   .01      $  1.33  $  (.30)
                                       =======  =======      =======  =======


AVERAGE COMMON SHARES OUTSTANDING        318.6    312.4        318.0    310.2
==================================     =======  =======      =======  =======



(a) Includes an adjustment to corporate taxes, as quarterly consolidated taxes are computed in accordance with APB Opinion No. 28 and hence are based on projections of total-year income and taxes. Also, includes an offset for charges and credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings in the third quarter of 1995 have benefited from credits allocated by $4 million, $12 million and $6 million at oil and gas, natural gas transmission and chemical, respectively. Divisional earnings in the third quarter of 1994 have benefited from credits al-located by $4 million, $12 million and $9 million at oil and gas, natural gas transmission and chemical, respectively.

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SUMMARY OF OPERATING STATISTICS

                                              Third Quarter       Nine Months
                                             --------------    --------------
Periods Ended September 30                     1995    1994      1995    1994
=====================================        ======  ======    ======  ======

NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY
United States
   Crude oil and condensate
     (thousands of barrels)                      62      59        65      59
   Natural gas liquids
     (thousands of barrels)                      11      10        11       7
   Natural gas
     (millions of cubic feet)                   588     616       621     624

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                     129     118       127     118

Eastern Hemisphere and other
   Crude oil and condensate
     (thousands of barrels)                      95      59        89      56
   Natural gas
     (millions of cubic feet)                    96      50       107      55

NATURAL GAS TRANSMISSION DELIVERIES
Sales (billions of cubic feet)                  137     104       445     403
Transportation
  (billions of cubic feet)                      344     339     1,112   1,152


CAPITAL EXPENDITURES (millions)              $  226  $  197    $  606  $  710
                                             ======  ======    ======  ======

DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)          $  235  $  229    $  708  $  660
=====================================        ======  ======    ======  ======




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                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            OCCIDENTAL PETROLEUM CORPORATION
                                    (Registrant)




DATE: October 18, 1995      S. P. Dominick, Jr.
                            --------------------------------
                            S. P. Dominick, Jr.,
                            Vice President and Controller
                            (Chief Accounting and Duly
                            Authorized Officer)



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